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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated November 10, 2014 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended June 30, 2014 of ARC Group Worldwide, Inc., which are incorporated by reference in this Registration Statement Amendment No. 3. We consent to the incorporation by reference in the Registration Statement Amendment No. 3 of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Denver, Colorado

March 11, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM